FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8538	73-1165000
(State or Other Incorporation)	(Commission File Number)	(IRS Employer Jurisdiction of Identification Number)

2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

(602) 977-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 5 pages.  The Exhibit Index is on page 5.

Item 1.01               Entry Into a Material Definitive Agreement

As previously announced in the Company’s report filed on Form 8-K on October 21, 2004, Southern Peru Copper Corporation entered into a merger agreement under which Grupo Mexico, S.A. de C.V., its largest stockholder, will, through its subsidiary, Americas Mining Corporation, sell to SPCC all of its shares of subsidiary, Minera Mexico, S.A. de C.V., representing 99.15% of MM outstanding shares, in return for the issuance to AMC of 67.2 million shares of SPCC.  This summary description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as an exhibit hereto, and incorporated herein by reference.

Item 9(c).               Financial Statements and Exhibits

Exhibit 2.1                                          Agreement and Plan of Merger dated as of October 21, 2004, by and among Southern Peru Copper Corporation, SPCC Merger Sub, Inc., Americas Sales Company, Inc., Americas Mining Corporation and Minera México S.A. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION.

Dated: October 22, 2004	By:	/s/ Armando Ortega
	Name:	Armando Ortega
	Title:	Vice President — Legal Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger dated as of October 21, 2004, by and among Southern Peru Copper Corporation, SPCC Merger Sub, Inc., Americas Sales Company, Inc., Americas Mining Corporation and Minera México S.A. de C.V.